Exhibit 99.1

For Immediate Release

Contact:

Dan Coccoluto	Sharon Barclay
Omtool, Ltd.	Blanc and Otus
Chief Financial Officer	Investor Relations
978-327-5700	617-451-6070 x203
coccoluto@omtool.com	sbarclay@blancandotus.com

OMTOOL REPORTS FIRST QUARTER FISCAL YEAR 2006 RESULTS

Company Continues Investments in Sales, Marketing and Channel Development

Andover, MA, April 27 , 2006 – Omtool, Ltd. (NASDAQ: OMTL), a leading provider of document routing products and services, today reported results of operations for the first quarter of fiscal year 2006. Total revenue for the quarter ended March 31, 2006 was approximately $3.3 million compared with revenue of approximately $3.9 million for the first quarter of 2005, representing a 14% decrease. Total software license revenue decreased by 22% during the first quarter of 2006 as compared to the same quarter of 2005. Hardware revenue for the period ending March 31, 2006 decreased by approximately 33% from the first quarter of 2005 and service and other revenue increased by 2% as compared to the first quarter of 2005. Included in service and other revenue is maintenance revenue related to Omtool’s flagship document capture, process and distribution platform, AccuRoute®, which more than doubled compared to the first quarter of 2005.

The company’s operating expenses for the quarter ended March 31, 2006 were approximately $3.7 million as compared to approximately $2.5 million for the quarter ended March 31, 2005. Consistent with the guidance provided in January of 2006, the company continues to invest in sales, marketing and channel development to increase the market penetration of its AccuRoute product in the legal vertical market, while also expanding its focus to encompass the financial services and healthcare vertical markets. As a result and consistent with the company’s strategic plan, expenses for the quarter ended March 31, 2006 were 48% higher than for the quarter ended March 31, 2005. Net loss for the quarter ended March 31, 2006 was approximately $(1,368,000) or $(0.34) per share, on a basic and diluted basis, as compared to a net income of approximately $142,000 or $0.04 per share, on a basic and diluted basis for the same quarter of 2005.

Commenting on Omtool’s first quarter results, Robert L. Voelk, Omtool’s chief executive officer, president and chairman of the board of directors, stated “As we had previously announced, Omtool is making significant investments in sales, marketing and channel development to drive market expansion of its document routing products. While the results of these investments that began in late 2005 were not evident in our financial results for the first quarter of 2006, we believe that we will start to see gradual improvement in our financial results throughout the remainder of 2006 as we continue to develop a substantial and long-term growth path for the company. As evidenced by the fact that our AccuRoute product line now represents more than 50% of our total software revenue and by recently received accolades for our AccuRoute product from industry experts such as Buyers Laboratory Inc., it is clear the market has begun to move to more sophisticated document routing solutions like our AccuRoute product. We anticipate further market acceptance of our AccuRoute product during the remainder of 2006 as we continue to implement our strategic plan. As we focus on expanding our vertical market focus in the United States, we are also in the midst of rebuilding our European operation. During the first quarter of 2006, software license revenue from our European operation did not offer a significant contribution to our overall revenue. We do, however, anticipate improved performance from our European operation in the coming quarters.”

Finally, as we announced earlier this week, to prepare for growth while continuing to focus on our document routing software solutions, Omtool relocated its U.S. headquarters to Andover, Massachusetts on April 20, 2006.

About Omtool, Ltd.:

Omtool, Ltd. is a leading provider of document routing products and services that enable organizations to manage the capture, process and delivery into electronic information systems of “mixed-mode” documents containing both paper and electronic documents. Omtool’s enterprise-level products are used by organizations worldwide whose business processes frequently include paper-based documents and/or stringent compliance requirements that include secure handling, storage, integration and tracking of a variety of documents into corporate systems. Omtool’s flagship product, AccuRoute, is a document capture, conversion and distribution platform that makes it easy to centralize valuable company information and distribute it to multiple systems simultaneously, all from users’ desktops. Based in Andover, Massachusetts with offices in the United Kingdom, Omtool can be contacted at 800-886-7845 or www.omtool.com.

This press release contains forward-looking statements, including, without limitation, statements regarding Omtool’s future financial and operating performance; customer interest in Omtool’s Genifax™ and AccuRoute products; long-term sales strategy; distribution channels; and the future plans of Omtool’s management. These forward-looking statements are neither promises nor guarantees, and are subject to risk and uncertainties that could cause actual results to differ materially from the expectations set forth in these forward-looking statements, including but not limited to, risks associated with the introduction of new product offerings, including the AccuRoute, Genidocs™ and Genifax software products; the success of Omtool’s channel sales strategies; business partner strategies and new sales and marketing efforts; Omtool’s investments in vertical markets, including legal, financial services and healthcare; the continuation of market demand for fax-based software solutions; fluctuations in quarterly results of operations; Omtool’s headquarters relocation; changes in the regulatory environment; dependence on continuing growth in the number of organizations implementing secure electronic document exchange; competition; product enhancements; product concentration; declines in Omtool’s legacy fax business; seasonality; international sales; Omtool’s ability to manage expansion; and those other risk factors described in Omtool’s periodic reports and registration statements as filed with the Securities and Exchange Commission, including Omtool’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2006. Reported results should not be considered an indication of future performance. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Omtool undertakes no responsibility to update any such forward-looking statements.

The consolidated statement of operations and condensed consolidated balance sheet follow.

OMTOOL, LTD.

Consolidated Summary Financial Data

Consolidated Statements of Operations

(In Thousands except Per Share Amounts)

	Three Months Ended March 31,
	(Unaudited)	(Unaudited)
	2006	2005
Revenue:
Software license	$1,032	$1,318
Hardware	558	837
Service and other	1,747	1,706
Total revenue	3,337	3,861
Cost of revenue:
Software license	32	21
Hardware	345	544
Service and other	713	717
Total cost of revenue	1,090	1,282
Gross profit	2,247	2,579
Operating expenses:
Sales and marketing	2,052	1,179
Research and development	708	517
General and administrative	900	775
Total operating expenses	3,660	2,471
Income (loss) from operations	(1,413)	108
Interest and other income	45	41
Income (loss) before tax provision	(1,368)	149
Tax provision	—	7
Net Income (loss)	$(1,368)	$142

Net income (loss) per share
Basic	$(0.34)	$0.04
Diluted	$(0.34)	$0.04

Weighted average number of common shares outstanding
Basic	4,021	3,854
Diluted	4,021	4,055

OMTOOL, LTD.

Consolidated Summary Financial Data

Condensed Consolidated Balance Sheets

(in Thousands)

	March 31, 2006	December 31, 2005
	(Unaudited)

Assets:
Cash and cash equivalents	$9,137	$10,472
Accounts receivable, net	1,646	1,619
Inventory	27	58
Prepaids and other	329	333
	11,139	12,482
Property and equipment, net	518	175
Other assets	22	12
	$11,679	$12,669
Liabilities and stockholders’ equity:
Accounts payable	$1,203	$905
Accrued expenses	1,153	1,223
Accrued state sales tax	293	291
Deferred revenue	3,887	3,818
	6,536	6,237
Stockholders’ equity	5,143	6,432
	$11,679	$12,669